UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2025

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.

1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

1-1822	Spire Missouri Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

2-38960	Spire Alabama Inc. 605 Richard Arrington Blvd N Birmingham, AL 35203 205-326-8100	Alabama	63-0022000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock $1.00 par value	SR	New York Stock Exchange LLC

Depositary Shares, each representing a 1/1,000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, Spire Inc. (the “Company”) announced that Steven L. Lindsey, the President and Chief Executive Officer of the Company and Chief Executive Officer of Spire Alabama Inc. and Spire Missouri Inc., was taking a leave of absence for health-related reasons. During the leave of absence, Scott E. Doyle, the Company’s Executive Vice President, Chief Operating Officer, assumed Mr. Lindsey’s duties and responsibilities.

Mr. Lindsey will return from leave and resume his duties and responsibilities effective February 10, 2025. Mr. Doyle will continue serving as the Company’s Executive Vice President, Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.
Date:	February 3, 2025	By:	/s/ Courtney M. Vomund
Courtney M. Vomund Senior Vice President, Chief Administrative Officer & Corporate Secretary

Spire Missouri Inc.
Date:	February 3, 2025	By:	/s/ Courtney M. Vomund
Courtney M. Vomund Corporate Secretary

Spire Alabama Inc.
Date:	February 3, 2025	By:	/s/ Courtney M. Vomund
Courtney M. Vomund Corporate Secretary